UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2015
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54374	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (515) 239-8000
Former name: REG Newco, Inc.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿽	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿽	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿽	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿽	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 13, 2015, at 10:00 a.m. central time, at the Company’s executive offices. A total of 33,845,332 shares of the Company’s Common Stock were present in person or by proxy at the Annual Meeting, representing 76.1% of the total number of shares outstanding and entitled to vote at the meeting and a quorum for all matters before the stockholders.

The number of votes cast for, against or withheld, as well as abstentions, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:
Proposal No. 1 - Election of Directors
The Company's stockholders elected three directors to the Company's Board of Directors (the "Board"), each for a three-year term.

	FOR	AGAINST	ABSTAIN
Daniel J. Oh	24,964,693	759,847	113,636
Michael M. Scharf	24,916,381	807,274	114,521
Theodore M. Crosbie, Ph.D.	24,864,973	858,384	114,819
Proposal No. 2 - Advisory Vote to Approve the Compensation of Executive Officers

The allocation of votes of the stockholders of the Company for the non-binding advisory vote to approve the compensation of the Company’s named executive officers was a follows:

FOR	AGAINST	ABSTAIN
25,370,152	320,684	147,340
Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN
33,649,346	86,357	120,097

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2015

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer